UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2014

Trinity Industries, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2014, Ms. Melendy E. Lovett, a member of the Board of Directors (the “Board”) of Trinity Industries, Inc. (the “Company”), notified the Company of her resignation from the Board, effective immediately. Ms. Lovett resigned from the Board of Directors in conjunction with her acceptance of an offer to become the Company’s Senior Vice President and Chief Administrative Officer. The February 7, 2014 press release regarding Ms. Lovett’s appointment by the Company and her resignation from the Board is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
The following is filed as an exhibit to this Report:
99.1     Press release by the Company dated February 7, 2014 announcing the appointment of Ms. Melendy E. Lovett as the Company’s Senior Vice President and Chief Administrative Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

February 7, 2014	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release by the Company dated February 7, 2014 announcing the appointment of Ms. Melendy E. Lovett as the Company’s Senior Vice President and Chief Administrative Officer.